EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES FOURTH QUARTER 2017 RESULTS

VERO BEACH, Fla. (February 8, 2018) – Orchid Island Capital, Inc. (NYSE:ORC) ("Orchid" or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended December 31, 2017.

Fourth Quarter 2017 Highlights

•	Net loss of $6.0 million, or $0.12 per common share, which consists of:
•	Net interest income of $26.5 million, or $0.55 per common share
•	Total expenses of $3.0 million, or $0.06 per common share
•	Net realized and unrealized losses of $29.5 million, or $0.61 per share, on RMBS and derivative instruments, including net interest expense on interest rate swaps
•	Fourth quarter total dividends declared and paid of $0.42 per common share
•	Book value per share of $8.71 at December 31, 2017
•
0.2% economic loss on common equity for the quarter, or 0.9% annualized, comprised of $0.42 dividend per common share and $0.44 decrease in net book value per common share, divided by beginning book value per share. Estimated total return for the year was 2.9%

•	Board approves increase in the stock repurchase program up to approximately 10% of the Company's common stock
•	Company to discuss results on Friday, February 9, 2018, at 10:00 AM ET
•	Supplemental materials to be discussed on the call can be downloaded from the investor relations section of the Company's website at www.orchidislandcapital.com

Details of Fourth Quarter 2017 Results of Operations

The Company reported net loss of $6.0 million for the three month period ended December 31, 2017, compared with net loss of $20.4 million for the three month period ended December 31, 2016.  The fourth quarter net loss included net interest income of $26.5 million, net portfolio losses of $29.5 million (which includes realized and unrealized losses on RMBS and derivative instruments, and net interest expense realized in interest rate swaps), management fees and allocated overhead of $2.0 million, audit, legal and other professional fees of $0.2 million, accrued incentive compensation of $0.2 million, and other operating, general and administrative expenses of $0.6 million.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio ("PT RMBS"), and the structured RMBS portfolio, consisting of interest only ("IO") and inverse interest-only ("IIO") securities.  As of September 30, 2017, approximately 64% of the Company's investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio.  At December 31, 2017, the allocation to the PT RMBS portfolio increased 9% to 73%.

The table below details the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.

(in thousands)
Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market value - September 30, 2017	$3,784,642	$90,551	$55,147	$145,698	$3,930,340
Securities purchased	1,419,208	-	-	-	1,419,208
Securities sold	(1,428,767)	-	(15,858)	(15,858)	(1,444,625)
Losses on sales	(10,864)	-	(278)	(278)	(11,142)
Return of investment	n/a	(6,330)	(2,241)	(8,571)	(8,571)
Pay-downs	(108,019)	n/a	n/a	n/a	(108,019)
Premium lost due to pay-downs	(8,920)	n/a	n/a	n/a	(8,920)
Mark to market (losses) gains	(23,595)	2,697	(2,562)	135	(23,460)
Market value - December 31, 2017	$3,623,685	$86,918	$34,208	$121,126	$3,744,811

The tables below present the allocation of capital between the respective portfolios at December 31, 2017 and September 30, 2017, and the return on invested capital for each sub-portfolio for the three month period ended December 31, 2017.  The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately (1.6)% and 0.7%, respectively, for the fourth quarter of 2017.  The combined portfolio generated a return on invested capital of approximately (0.7)%.

($ in thousands)
Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
December 31, 2017
Market value	$3,623,685	$86,918	$34,208	$121,126	$3,744,811
Cash	246,712	-	-	-	246,712
Borrowings(1)	(3,533,786)	-	-	-	(3,533,786)
Total	$336,611	$86,918	$34,208	$121,126	$457,737
% of Total	73.5%	19.0%	7.5%	26.5%	100.0%
September 30, 2017
Market value	$3,784,642	$90,551	$55,147	$145,698	$3,930,340
Cash	181,288	-	-	-	181,288
Borrowings(2)	(3,710,077)	-	-	-	(3,710,077)
Total	$255,853	$90,551	$55,147	$145,698	$401,551
% of Total	63.7%	22.6%	13.7%	36.3%	100.0%

(1)
At December 31, 2017, there were outstanding repurchase agreement balances of $62.9 million secured by IO securities, and $16.9 million secured by IIO securities.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

(2)
At September 30, 2017, there were outstanding repurchase agreement balances of $65.6 million secured by IO securities, and $41.4 million secured by IIO securities.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

($ in thousands)
Returns for the Quarter Ended December 31, 2017
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income (net of borrowing cost)	$25,373	$184	$986	$1,170	$26,543
Realized and unrealized (losses) / gains	(43,379)	2,697	(2,840)	(143)	(43,522)
Derivative gains	13,983	n/a	n/a	n/a	13,983
Total Return	$(4,023)	$2,881	$(1,854)	$1,027	$(2,996)
Beginning Capital Allocation	$255,853	$90,551	$55,147	$145,698	$401,551
Return on Invested Capital for the Quarter(1)	(1.6)%	3.2%	(3.4)%	0.7%	(0.7)%
Average Capital Allocation(2)	$296,232	$88,735	$44,678	$133,413	$429,645
Return on Average Invested Capital for the Quarter(3)	(1.4)%	3.2%	(4.1)%	0.8%	(0.7)%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(2)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(3)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Prepayments

For the quarter ended December 31, 2017, Orchid received $116.7 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate ("CPR") of approximately 9.1%. Prepayment rates on the two RMBS sub-portfolios were as follows (in CPR):

		Structured
	PT RMBS	RMBS	Total
Three Months Ended	Portfolio (%)	Portfolio (%)	Portfolio (%)
December 31, 2017	7.0	13.6	9.1
September 30, 2017	8.3	14.9	10.3
June 30, 2017	7.0	12.7	9.5
March 31, 2017	7.5	14.3	9.9
December 31, 2016	9.7	18.4	12.2
September 30, 2016	8.9	17.9	11.7
June 30, 2016	8.4	15.9	11.0
March 31, 2016	5.5	12.4	8.2

Portfolio

The following tables summarize certain characteristics of Orchid's PT RMBS and structured RMBS as of December 31, 2017 and December 31, 2016:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
December 31, 2017
Adjustable Rate RMBS	$1,754	0.0%	3.95%	206	1-Sep-35	5.5	10.05%	2.00%
Fixed Rate RMBS	3,594,533	96.0%	4.25%	338	1-Dec-47	n/a	n/a	n/a
Hybrid Adjustable Rate RMBS	27,398	0.7%	2.59%	301	1-Aug-43	59.77	7.59%	2.00%
Total Mortgage-backed Pass-through	3,623,685	96.7%	4.24%	338	1-Dec-47	n/a	n/a	n/a
Interest-Only Securities	86,918	2.3%	3.75%	262	15-Apr-47	n/a	n/a	n/a
Inverse Interest-Only Securities	34,208	1.0%	4.02%	318	15-Jul-47	n/a	5.11%	n/a
Total Structured RMBS	121,126	3.3%	3.82%	278	15-Jul-47	n/a	n/a	n/a
Total Mortgage Assets	$3,744,811	100.0%	4.23%	336	1-Dec-47	n/a	n/a	n/a
December 31, 2016
Adjustable Rate RMBS	$2,062	0.1%	3.50%	219	1-Sep-35	5.67	10.05%	2.00%
Fixed Rate RMBS	2,826,694	93.5%	4.21%	325	1-Dec-46	n/a	n/a	n/a
Hybrid Adjustable Rate RMBS	45,459	1.5%	2.55%	313	1-Aug-43	73.08	7.55%	2.00%
Total Mortgage-backed Pass-through	2,874,215	95.1%	4.19%	324	1-Dec-46	n/a	n/a	n/a
Interest-Only Securities	69,726	2.3%	3.59%	235	25-Apr-45	n/a	n/a	n/a
Inverse Interest-Only Securities	78,233	2.6%	5.40%	338	25-Dec-46	n/a	6.14%	n/a
Total Structured RMBS	147,959	4.9%	4.55%	290	25-Dec-46	n/a	n/a	n/a
Total Mortgage Assets	$3,022,174	100.0%	4.20%	323	25-Dec-46	n/a	n/a	n/a

($ in thousands)
	December 31, 2017		December 31, 2016
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$2,242,213	59.9%	$2,226,893	73.7%
Freddie Mac	1,496,615	40.0%	785,496	26.0%
Ginnie Mae	5,983	0.1%	9,785	0.3%
Total Portfolio	$3,744,811	100.0%	$3,022,174	100.0%

	December 31, 2017	December 31, 2016
Weighted Average Pass-through Purchase Price	$107.52	$108.64
Weighted Average Structured Purchase Price	$13.82	$15.39
Weighted Average Pass-through Current Price	$106.79	$107.14
Weighted Average Structured Current Price	$12.50	$15.49
Effective Duration (1)	2.989	4.579
(1)
Effective duration of 2.989 indicates that an interest rate increase of 1.0% would be expected to cause a 2.989% decrease in the value of the RMBS in the Company's investment portfolio at December 31, 2017.  An effective duration of 4.579 indicates that an interest rate increase of 1.0% would be expected to cause a 4.579% decrease in the value of the RMBS in the Company's investment portfolio at December 31, 2016. These figures include the structured securities in the portfolio, but do not include the effect of the Company's funding cost hedges.  Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of December 31, 2017, the Company had outstanding repurchase obligations of approximately $3,533.8 million with a net weighted average borrowing rate of 1.54%.  These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $3,726.5 million and cash pledged to counterparties of approximately $25.3 million. The Company's leverage ratio at December 31, 2017 was 7.7 to 1. At December 31, 2017, the Company's liquidity was approximately $246.6 million, consisting of unpledged RMBS and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a list of our outstanding borrowings under repurchase obligations at December 31, 2017.

($ in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
J.P. Morgan Securities LLC	$603,492	17.0%	1.53%	$39,549	138
Mirae Asset Securities (USA) Inc.	308,553	8.7%	1.50%	17,125	97
Wells Fargo Bank, N.A.	240,456	6.8%	1.60%	12,874	11
Citigroup Global Markets, Inc.	230,329	6.5%	1.51%	19,264	29
RBC Capital Markets, LLC	221,684	6.3%	1.38%	11,965	12
Guggenheim Securities, LLC	213,970	6.1%	1.51%	11,697	46
Cantor Fitzgerald & Co.	206,261	5.8%	1.54%	10,917	33
Mizuho Securities USA, Inc.	197,751	5.6%	1.56%	10,892	17
Mitsubishi UFJ Securities (USA), Inc.	187,974	5.3%	1.45%	9,803	17
ED&F Man Capital Markets Inc.	167,519	4.7%	1.47%	8,919	50
Goldman Sachs & Co.	156,862	4.4%	1.63%	8,694	54
ICBC Financial Services, LLC	154,136	4.4%	1.59%	10,119	31
Nomura Securities International, Inc.	140,555	4.0%	1.39%	7,803	16
Merrill Lynch, Pierce, Fenner & Smith Inc	105,347	3.0%	1.58%	3,557	9
Natixis, New York Branch	103,560	2.9%	1.79%	15,221	20
FHLB-Cincinnati	94,794	2.7%	1.80%	3,487	2
Daiwa Capital Markets America, Inc.	68,945	2.0%	1.58%	3,766	10
KGS-Alpha Capital Markets, L.P.	65,500	1.9%	1.59%	4,047	92
Lucid Cash Fund USG LLC	25,062	0.7%	1.62%	1,400	17
ING Financial Markets LLC	17,114	0.5%	1.47%	876	2
J.V.B Financial Group, LLC	12,915	0.4%	1.56%	692	72
South Street Securities, LLC	11,007	0.3%	1.53%	696	29
Total / Weighted Average	$3,533,786	100.0%	1.54%	$213,363	52

(1)
Equal to the sum of the fair value of securities sold, accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities, accrued interest payable and the fair value of securities posted by the counterparties (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding against a rise in interest rates by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles ("GAAP") in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  At December 31, 2017, such instruments were comprised of Eurodollar and Treasury note ("T-Note") futures contracts and interest rate swap agreements.

The table below presents information related to the Company's Eurodollar and T-Note futures contracts at December 31, 2017.

($ in thousands)
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
Eurodollar Futures Contracts (Short Positions)
2018	$1,212,500	1.86%	1.98%	$1,418
2019	1,350,000	2.11%	2.27%	2,152
2020	987,500	2.59%	2.36%	(2,360)
Total / Weighted Average	$1,183,333	2.16%	2.20%	$1,210

Treasury Note Futures Contracts (Short Positions)(2)
March 2018 10-year T-Note futures
(Mar 2018 - March 2028 Hedge Period)	$140,000	2.23%	2.33%	$755

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.
(2)	T-Note futures contracts were valued at a price of $124.05 at December 31, 2017. The notional contract value of the short position was $173.7 million.

The table below presents information related to the Company's interest rate swap positions at December 31, 2017.

($ in thousands)
		Average		Net
		Fixed	Average	Estimated	Average
	Notional	Pay	Receive	Fair	Maturity
Expiration	Amount	Rate	Rate	Value	(Years)
> 1 to ≤ 3 years	$650,000	1.09%	1.41%	$11,828	2.1
> 3 to ≤ 5 years	360,000	2.05%	1.53%	1,702	4.3
	$1,010,000	1.43%	1.45%	$13,530	2.8

The following table presents information related to our interest rate swaption positions as of December 31, 2017.

($ in thousands)
	Option			Underlying Swap
			Weighted				Weighted
			Average		Fixed	Receive	Average
		Fair	Months to	Notional	Pay	Rate	Term
Expiration	Cost	Value	Expiration	Amount	Rate	(LIBOR)	(Years)
≤ 1 year	$2,367	$3,405	8.0	$200,000	2.16%	3 Month	6.0

The following table summarizes our contracts to purchase and sell "to-be-announced" ("TBA") securities as of December 31, 2017.

($ in thousands)
	Notional			Net
	Amount	Cost	Market	Carrying
	Long (Short)(1)	Basis(2)	Value(3)	Value(4)
December 31, 2017
30-Year TBA securities:
3.0%	$(300,000)	$(299,371)	$(300,153)	$(782)
4.0%	(357,000)	(373,403)	(373,477)	(74)
4.5%	356,556	380,371	379,414	(957)
	$(300,444)	$(292,403)	$(294,216)	$(1,813)

(1)	Notional amount represents the par value (or principal balance) of the underlying Agency RMBS.
(2)	Cost basis represents the forward price to be paid (received) for the underlying Agency RMBS.
(3)	Market value represents the current market value of the TBA securities (or of the underlying Agency RMBS) as of period-end.
(4)
Net carrying value represents the difference between the market value and the cost basis of the TBA securities as of period-end and is reported in derivative assets (liabilities) at fair value in our consolidated balance sheets.

Dividends

In addition to other requirements that must be satisfied to qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends since our February 2013 IPO.

(in thousands, except per share data)
Year	Per Share Amount	Total
2013	$1.395	$4,662
2014	2.160	22,643
2015	1.920	38,748
2016	1.680	41,388
2017	1.680	70,717
2018 - YTD(1)	0.110	5,842
Totals	$8.945	$184,000

(1)
On January 10, 2018, the Company declared a dividend of $0.11 per share to be paid on February 9, 2018.  The effect of this dividend is included in the table above, but is not reflected in the Company's financial statements as of December 31, 2017.

Peer Performance

The table below presents total return data for Orchid compared to a selected group of peers for periods through December 31, 2017.

Portfolio Total Rate of Return Versus Peer Group Average
			ORC Spread
	ORC		Over / (Under)
	Total Rate	Peer	Peer
	of Return(1)	Average(1)(2)	Average(3)
Second Quarter 2013	(3.0)%	(10.6)%	7.6%
Third Quarter 2013	(2.2)%	0.5%	(2.7)%
Fourth Quarter 2013	3.3%	(0.2)%	3.5%
Stub 2013 (Annualized)(4)	(2.8)%	(13.5)%	10.7%
First Quarter 2014	(2.9)%	4.3%	(7.2)%
Second Quarter 2014	9.0%	7.1%	1.9%
Third Quarter 2014	5.8%	1.2%	4.6%
Fourth Quarter 2014	2.5%	2.3%	0.2%
2014 Total Return	13.6%	15.2%	(1.6)%
First Quarter 2015	2.7%	0.2%	2.5%
Second Quarter 2015	0.4%	(1.7)%	2.1%
Third Quarter 2015	(2.2)%	(2.6)%	0.4%
Fourth Quarter 2015	3.2%	(1.1)%	4.3%
2015 Total Return	3.8%	(2.9)%	6.7%
First Quarter 2016	(1.8)%	(2.0)%	0.2%
Second Quarter 2016	2.5%	3.1%	(0.6)%
Third Quarter 2016	7.1%	5.2%	1.9%
Fourth Quarter 2016	(6.2)%	(5.7)%	(0.5)%
2016 Total Return	1.1%	0.0%	1.1%
First Quarter 2017	0.8%	3.9%	(3.1)%
Second Quarter 2017	(1.0)%	2.1%	(3.1)%
Third Quarter 2017	3.7%	4.3%	(0.6)%
Fourth Quarter 2017(5)	(0.2)%	N/A	N/A
One Year Return - 1/1/17 - 12/31/17(5)	3.0%	N/A	N/A
Two Year Return - 1/1/16 - 12/31/17(5)	3.7%	N/A	N/A
Three Year Total Return - 1/1/15 - 12/31/17(5)	9.6%	N/A	N/A
ORC IPO to Year End 2017 - 3/31/13 - 12/31/17(4)(5)	16.2%	N/A	N/A

Source: SEC filings and press releases of Orchid and peer group.
(1)
Total rate of return for each period is change in book value per share over the period plus dividends per share declared divided by the book value per share at the beginning of the period. None of the return calculations are annualized except the Stub 2013 calculation.

(2)
The peer average is the unweighted, simple, average of the total rate of return for each of the following companies in each respective measurement period:  NLY, ANH, CMO, CYS, ARR, AGNC and AI. HTS was included through Q1 2016. NLY acquired HTS in Q2 2016. HTS is excluded from any measurement periods after Q1 2016.

(3)	Represents the total rate of return for Orchid minus peer average in each respective measurement period.
(4)
Orchid completed its Initial Public Offering, or IPO, in February 2013.  We have elected to start our comparison beginning with Orchid's first full operating quarter, which was the second quarter of 2013. The Orchid IPO price was $15.00 per share on February 13, 2013, and Orchid paid its first dividend of $0.135 per share in March 2013.  The book value per share at March 31, 2013 was $14.98.

(5)	As of February 8, 2018, earnings data for the fourth quarter of 2017 was not available for all companies included in the peer average calculation.

Book Value Per Share

The Company's book value per share at December 31, 2017 was $8.71.  The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At December 31, 2017, the Company's stockholders' equity was $462.2 million with 53,061,904 shares of common stock outstanding.

Stock Offerings

On August 2, 2017, we entered into another equity distribution agreement (the "August 2017 Equity Distribution Agreement") with two sales agents pursuant to which we may offer and sell, from time to time, up to an aggregate amount of $125,000,000 of shares of our common stock in transactions that are deemed to be "at the market" offerings and privately negotiated transactions.  Through December 31, 2017, we issued a total of 7,746,052 shares under the August 2017 Equity Distribution Agreement for aggregate gross proceeds of $76.0 million, and net proceeds of approximately $74.7 million, net of commissions and fees.

Stock Repurchase Program

On July 29, 2015, the Board of Directors passed a resolution authorizing the repurchase of up to 2,000,000 shares of the Company's common stock.  As part of the stock repurchase program, shares may be purchased in open market transactions, including through block purchases, privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Open market repurchases will be made in accordance with Exchange Act Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The authorization does not obligate the Company to acquire any particular amount of common stock, and the program may be suspended or discontinued at the Company's discretion without prior notice. Through December 31, 2017, the Company repurchased a total of 1,216,243 shares under the stock repurchase program at an aggregate cost of approximately $10.8 million, including commissions and fees, for a weighted average price of $8.92 per share. On February 8, 2018, the Board of Directors approved an increase in the stock repurchase program for up to an additional 4,522,822 shares of the Company's common stock, which results in a total authorization under the repurchase program for up to 5,306,579 shares, or approximately 10% of our outstanding shares of common stock. This repurchase program has no termination date. There were no shares purchased under this program during 2017.

Management Commentary

Commenting on the fourth quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, "The fourth quarter of 2017 marked a reversal of the trend in place for the first nine months of the year. The shifts that occurred were numerous.  Perhaps the most significant from a long-term perspective was the surprise success the Trump administration had in passing a substantive tax package – The Tax Cuts and Jobs Act of 2017 (the "Act").  The significance of the Act was two-fold.  On the one hand, its passage ended the Trump administration's string of legislative failures, and on the other, we believe the legislation should be stimulative for the economy – at least for the first five years after passage and before certain provisions are reduced or eliminated.  The effect of the passage of the Act was reinforced by strong economic data that bolstered the "risk on" sentiment in the markets.  The equity markets continued to set new record high closes almost daily, while other risk assets, such as commodities and investment grade and sub-investment grade debt, continued to perform very well.

"A second significant event that impacted the markets during the fourth quarter actually occurred late in the third quarter.  Following the September 2017 meeting of the Federal Reserve Open Market Committee (the "FOMC"), chair Yellen stated the Federal Reserve (the "Fed") viewed recent soft inflation data as owing to transitory factors and that they remained confident that inflation would trend towards their 2% target level over the medium term.  This acknowledgement by the Fed that they would look past soft inflation data in the near term, and continue to remove accommodation, forced the market to reprice expectations for additional interest rate hikes. Just prior to the September 2017 meeting, the market was pricing in an approximately 50% chance of one hike by the Fed over the next 12 months. In contrast, the Fed's most recent "dot plot" implies three interest rate hikes in 2018.  By January 2018, the market was pricing over 2.5 hikes in 2018, and the gap that existed in August and early September 2017 had essentially been closed.  Further, the yield on the 10-year U.S. T-Note reached 2.406% by December 29, 2017, and surpassed 2.8% in early February 2018.  These are significant movements from August 2017 when the 10-year U.S. T-Note was threatening to break below 2%. Combined, these two events drove the yield curve flatter, with the January 29, 2018 yield spread between the 5-year U.S. T-Note and 30-year U.S. Treasury Bond at the lowest level since late 2007.

"The mortgage market was impacted by these events in a positive way.  The strong "risk on" tone of the markets continued to drive spreads available in the various investment grade and sub-investment grade markets tighter.  By comparison, Agency RMBS spreads appeared relatively attractive and continued to tighten over the course of the fourth quarter.  In early January 2018, the spread of the 30-year, fixed rate conventional mortgage to the 10-year U.S. T-Note hit its tightest level since early 2013.  This spread has since widened as longer-term rates continue to inch higher, as extension fears entered the market.  Extension refers to the phenomenon by which the weighted average life of a mortgage cash flow extends as prepayment activity slows due to higher prevailing mortgage rates available to borrowers. Going forward, the balance between the volume of mortgage supply – generally a function of the level of available mortgage rates and prepayment levels - and the effect of reduced purchases by the Fed will be critical for Agency RMBS performance.

"The flattening of the yield curve impacted the performance of the portfolio negatively as higher coupon mortgages, in our case 30-year, fixed rate 4% and 4.5% coupon securities, materially underperformed both lower coupon fixed rate securities and their hedges.  The portfolio was positioned defensively throughout 2017, with a high coupon, fixed rate bias.  Our greatest exposure during 2017 was an acceleration in prepayment activity brought about by a significant rally in interest rates.  To some extent this occurred particularly during the third quarter, but otherwise interest rate levels at the end of 2017 were around where they started back in January 2017.  In spite of our defensive positioning of the portfolio for 2017, we generated an economic return of approximately 2.9%, consisting of $1.68 of dividends offset, by $1.39 in book value decline.

"With the changes to the level of rates, the slope of the yield curve, the outlook for the economy and Fed activity all changing materially in the fourth quarter and into 2018, we have and expect to continue to reposition both the portfolio and our hedge positions.  During the fourth quarter of 2017 we repositioned our hedges as the curve flattened, initiating the process just as the 10-year U.S. Treasury threatened to break below 2.0%.  With the prospect that robust economic activity and persistent rate increases by the Fed may continue for some time, we expect to position our portfolio and hedges defensively.  This applies to the extent of leverage we will employ as well."

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, February 9, 2018, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 1062038.  The supplemental materials may be downloaded from the investor relations section of the Company's website at www.orchidislandcapital.com. A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at www.orchidislandcapital.com, and an audio archive of the webcast will be available until March 12, 2018.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as CMOs, IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts, including, but not limited to statements regarding interest rates, liquidity, pledging of our structured RMBS, funding levels and spreads, prepayment speeds, portfolio positioning, inflation, the supply and demand for Agency RMBS, the effect of actions of the U.S. government, including the Fed and the FOMC, market expectations, the stock repurchase program and general economic conditions, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of December 31, 2017, and December 31, 2016, and the unaudited quarterly results of operations for the years and three months ended December 31, 2017 and 2016.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	December 31, 2017	December 31, 2016
ASSETS:
Total mortgage-backed securities	$3,744,811	$3,022,174
Cash, cash equivalents and restricted cash	246,712	94,425
Accrued interest receivable	14,444	11,512
Derivative assets, at fair value	17,160	10,365
Other assets	216	218
Total Assets	$4,023,343	$3,138,694

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$3,533,786	$2,793,705
Dividends payable	7,429	4,616
Derivative liabilities, at fair value	2,038	1,982
Accrued interest payable	6,516	1,826
Due to affiliates	797	566
Other liabilities	10,566	3,220
Total Liabilities	3,561,132	2,805,915
Total Stockholders' Equity	462,211	332,779
Total Liabilities and Stockholders' Equity	$4,023,343	$3,138,694
Common shares outstanding	53,061,904	32,962,919
Book value per share	$8.71	$10.10

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	Years Ended December 31,		Three Months Ended December 31,
	2017	2016	2017	2016
Interest income	$145,962	$87,127	$40,098	$25,068
Interest expense	(41,671)	(15,604)	(13,555)	(4,976)
Net interest income	104,291	71,523	26,543	20,092
Losses	(91,118)	(60,451)	(29,540)	(38,003)
Net portfolio income (loss)	13,173	11,072	(2,997)	(17,911)
Expenses	11,166	9,093	2,985	2,508
Net income (loss)	$2,007	$1,979	$(5,982)	$(20,419)
Basic and diluted net income (loss) per share	$0.05	$0.08	$(0.12)	$(0.72)
Weighted Average Shares Outstanding	41,062,039	24,099,714	48,310,191	28,494,874
Dividends Declared Per Common Share:	$1.68	$1.68	$0.42	$0.42

	Three Months Ended December 31,
Key Balance Sheet Metrics	2017	2016
Average RMBS(1)	$3,837,575	$2,761,836
Average repurchase agreements(1)	3,621,931	2,545,901
Average stockholders' equity(1)	438,306	313,587
Leverage ratio(2)	7.7:1	8.4:1

Key Performance Metrics
Average yield on RMBS(3)	4.18%	3.63%
Average cost of funds(3)	1.50%	0.78%
Average economic cost of funds(4)	1.91%	1.25%
Average interest rate spread(5)	2.68%	2.85%
Average economic interest rate spread(6)	2.27%	2.38%

(1)	Average RMBS, borrowings and stockholders' equity balances are calculated using two data points, the beginning and ending balances.
(2)	The leverage ratio is calculated by dividing total ending liabilities by ending stockholders' equity.
(3)	Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/borrowings balances and are annualized for the quarterly periods presented.
(4)	Represents the interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average borrowings.
(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.